UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street,
Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2013, the Board of Trustees, or the Board, of CommonWealth REIT, or the Company, elected to be subject to Section 3-803 of the Maryland Unsolicited Takeovers Act, or Unsolicited Takeovers Act, effective that same day.  In accordance with Maryland law, the Company filed Articles Supplementary describing the Company’s election to be subject to Section 3-803 of the Unsolicited Takeovers Act with the State Department of Assessments and Taxation of Maryland on April 15, 2013.  Pursuant to this election, the Board is divided into three classes: Joseph L. Morea in Class I with a term of office expiring at our 2013 annual meeting of shareholders; Barry M. Portnoy and Frederick N. Zeytoonjian in Class II with a term of office expiring at our 2014 annual meeting of shareholders; and William A. Lamkin and Adam D. Portnoy in Class III with a term of office expiring at our 2015 annual meeting of shareholders.  The term of office of each Trustee has not changed as a result of this election.  The Company believes that the Unsolicited Takeovers Act was intended to provide Maryland real estate investment trusts, or REITs, with measures to resist an unsolicited takeover, including to provide that members of the board of trustees of a REIT that elects to be classified under Section 3-803 of the Unsolicited Takeovers Act, such as the Board of the Company, regardless of contrary provisions in its declaration of trust, may not be removed without cause.

In connection with the Board’s election to be subject to Section 3-803 of the Unsolicited Takeovers Act, on April 12, 2013 the Board adopted Amended and Restated Bylaws of the Company, effective that same day to conform the Company’s bylaws to the Company’s Declaration of Trust, as amended by the Articles Supplementary and Maryland law, to provide that a Trustee of the Company may not be removed without cause.

The foregoing descriptions of the Articles Supplementary and the Company’s Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to the Articles Supplementary and Amended and Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, and which Articles Supplementary and Amended and Restated Bylaws are incorporated herein by reference.  In addition, a marked copy of the Company’s Amended and Restated Bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those Amended and Restated Bylaws are attached as Exhibit 3.3.

The Company, its trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex Management LP, Related Fund Management, LLC and certain of their affiliates (the “Consent Solicitation”). On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in response to the Consent Solicitation. The Company will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from the firm assisting the Company in the solicitation of consent revocations, Innisfree M&A Incorporated, toll-free at 877-750-5836.

Item 8.01.  Other Information

On April 15, 2013, the Company issued a press release attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1                               Articles Supplementary relating to CommonWealth REIT’s election to be subject to Section 3-803 of the Maryland General Corporation Law

3.2                               Amended and Restated Bylaws of CommonWealth REIT adopted April 12, 2013

3.3                               Amended and Restated Bylaws of CommonWealth REIT adopted April 12, 2013 (marked copy)

99.1                        Press Release dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer
Date: April 15, 2013